UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 2, 2017 (November 1, 2017)

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

974 Centre Road
Wilmington, Delaware 19805
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities

On November 1, 2017, E. I. du Pont de Nemours and Company ("DuPont") approved restructuring actions under the DowDuPont Cost Synergy Program (the “Synergy Program”), adopted by the DowDuPont Inc. ("DowDuPont") Board of Directors. The Synergy Program is designed to integrate and optimize the organization following the all-stock merger of equals strategic combination between The Dow Chemical Company (“Dow”) and DuPont under which Dow and DuPont each became subsidiaries of DowDuPont on August 31, 2017, and in preparation for the separation of the combined company's agriculture business, materials science business and specialty products business through one or more tax-efficient transactions (the “Intended Business Separations”). The Intended Business Separations are subject to approval by the DowDuPont Board. DuPont previously approved post-merger restructuring actions under the Synergy Program with related charges of $70 million, for which DuPont recorded pre-tax charges of $40 million for the period September 1 through September 30, 2017.

Based on all actions approved to date under the Synergy Program, DuPont expects to record total pre-tax restructuring charges of about $850 million, comprised of approximately $350 million to $400 million of severance and related benefits costs; up to $360 million of asset related charges, and $110 million to $140 million of costs related to contract terminations. DuPont’s current estimated pre-tax restructuring charges includes the $40 million recorded for the period September 1 through September 30, 2017, comprised of severance and related benefit costs. DuPont expects to record pre-tax restructuring charges of approximately $115 million in the fourth quarter of 2017, with the remaining restructuring charges to be incurred by the end of 2019. The Synergy Program includes certain asset actions, including strategic decisions regarding the cellulosic biofuel business reflected in the preliminary fair value measurement of DuPont’s assets as of the merger date. Current estimated total pre-tax restructuring charges could be impacted by future adjustments to the preliminary fair value of DuPont’s assets.

Future cash payments related to this charge are anticipated to be approximately $460 million to $540 million, primarily related to the payment of severance and related benefits and contract termination costs. It is possible that additional charges and future cash payments could occur in relation to the restructuring actions. As permitted by Item 2.05 of Form 8-K, DuPont will file an amendment to this report if additional charges and future cash payments were expected to be other than immaterial to its current estimates.

Cautionary Statement About Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond DuPont's control. DuPont does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Jeanmarie F. Desmond
Jeanmarie F. Desmond
Vice President and Controller

November 2, 2017

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